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                                                                   Exhibit 10(j)



                            COMPASS BANCSHARES, INC.
                EMPLOYEE STOCK OWNERSHIP BENEFIT RESTORATION PLAN


                                    ARTICLE I
                          PURPOSE AND ADOPTION OF PLAN

         1.1 ADOPTION: Compass Bancshares, Inc. (the "Company") hereby adopts and establishes the Compass Bancshares, Inc. Employee Stock Ownership Benefit Restoration Plan (the "Plan") effective as of May 1, 1997. The Plan shall be an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the Company.

         1.2 PURPOSE: The Plan is designed to permit a select group of management or highly compensated employees to elect to defer a portion of their Compensation until their death, disability, retirement, or termination of employment with an Employing Company and to provide benefits equal to the employer matching contributions that would have been made for such employees under the Compass Bancshares, Inc. Employee Stock Ownership Plan (the "Compass Bancshares ESOP"), but for limitations imposed by the federal income tax laws.


                                   ARTICLE II
                                   DEFINITIONS

         For purposes of the Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context:

         2.1 "Account" shall mean the account or accounts established and maintained by the Company for bookkeeping purposes to reflect the interest of a Participant in the Plan resulting from a Participant's deferred Compensation, Employer Contributions made on behalf of a Participant, and adjustments thereto to reflect income, gains, losses, and other credits or charges less any distributions. This Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.

         2.2 "Administrative Committee" shall mean the Compensation Committee of the Board of Directors.

         2.3 "Beneficiary" shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant. The Participant shall designate his Beneficiary on a form provided by the Administrative Committee.

         2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.

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         2.5    "Board of Directors" shall mean the Board of Directors of the
Company.

         2.6    "Company" shall mean Compass Bancshares, Inc.

         2.7 "Compensation" shall mean the Employee's base wages or salary, including amounts contributed by the Company to the Compass Bancshares ESOP as salary deferral contributions pursuant to the Employee's exercise of his deferral option made in accordance with Section 401(k) of the Code, and amounts contributed by the Company to the Compass Bancshares, Inc. Cafeteria Plan on behalf of the Employee pursuant to his salary reduction election under such plan, and in accordance with Section 125 of the Code; provided, however, solely in the case of Participants specified on Exhibit A the term "Compensation" shall also include bonuses and other forms of incentive pay paid in cash.

         2.8 "Deferral Election" shall mean the Participant's written election to defer a portion of his Compensation pursuant to Article III.

         2.9 "Effective Date" shall mean the first day of the first payroll period the Administrative Committee shall permit a Participant to defer Compensation under the Plan.

         2.10 "Employee" shall mean any person who is currently employed by an Employing Company.

         2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         2.12 "Employer Contributions" shall mean the amounts credited a Participant's Account under Article VI of the Plan.

         2.13 "Employing Company" shall mean the Company or any affiliate or subsidiary (direct or indirect) of the Company.

         2.14 "Enrollment Date" shall mean the Effective Date, January 1, of each Plan Year, except it shall mean May 1, 1997 of the first Plan Year and such other dates as may be determined from time to time by the Administrative Committee.

         2.15 "Investment Request" shall mean the Participant's written request to have his Account invested pursuant to Section 8.1 or Section 8.2.

         2.16 "Participant" shall mean an Employee or former Employee of the Company who is eligible to receive benefits under the Plan.

         2.17 "Plan" shall mean Compass Bancshares, Inc. Employee Stock Ownership Benefit Restoration Plan as amended from time to time.

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         2.18   "Plan Year" shall mean the twelve (12) month period commencing
January 1st and ending on the last day of December next following, except the first Plan Year shall be May 1, 1997 through December 31, 1997.

         The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.


                                   ARTICLE III
                             ADMINISTRATION OF PLAN

         3.1 The Administrative Committee shall be responsible for the general administration of the Plan. The Administrative Committee may select a chairman and may select a secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

         3.2 No member of the Administrative Committee shall receive any compensation from the Plan for his service.

         3.3 The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

         3.4 The Administrative Committee shall be reimbursed by the Company for all reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

         3.5 (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall review the work and

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performance of each such appointee, and shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

                (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by persons designated thereby.

                (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; withholding of applicable taxes and filing of all required tax forms and returns; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Employing Company; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrative Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

         3.6 In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Administrative Committee shall notify the applicant in writing of such decision with respect to his claim within ninety (90) days after the applicant's submission of such claim. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

                (a) The specific reasons for the denial;

                (b) Specific references to the pertinent Plan provisions on which the denial is based;

                (c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

                (d) An explanation of the Plan's claim review procedures.

                If specific circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the ninety
(90)-day period. In no event shall such extension exceed ninety (90) days.

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                In the event a claim for benefits is denied or if the applicant has received no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Administrative Committee within sixty (60) days of the receipt of written notice of the denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

                (a) may request in writing that the Administrative Committee review the denial;

                (b) may review pertinent documents; or

                (c) may submit issues and comments in writing.

                The decision on review shall be made within sixty (60) days of receipt of the request to review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.


                                   ARTICLE IV
                                   ARBITRATION

         4.1 Any controversy relating to a claim arising out of or relating to this Plan, including, but not limited to claims for benefits due under this Plan, claims for the enforcement of ERISA, claims based on the federal common law of ERISA, claims alleging discriminatory discharge under ERISA, claims based on state law, and assigned claims relating to this Plan shall be settled by arbitration in accordance with the then current Employee Benefit Claims Arbitration Rules of the American Arbitration Association (AAA) or any successor rules which are hereby incorporated into the Plan by this reference; provided, however, both the Company and the Participant shall have the right at any time to seek equitable relief in court without submitting the issue to arbitration.

         4.2 Neither the Participant (or his beneficiary) nor the Plan may be required to submit any such claim or controversy to arbitration until the Participant (or his beneficiary) has first exhausted the Plan's internal appeals procedures set forth in Section 3.6. However, if the Participant (or his beneficiary) and the Company agree to do so, they may submit the claim or controversy to arbitration at any point during the processing of the dispute.

         4.3 The Company will bear all costs of an arbitration, except that the Participant will pay the filing fee set by the AAA and the arbitrator shall have the power to apportion among the parties expenses such as pre-hearing discovery, travel, experts' fees, accountants' fees, and attorney's fees and except as otherwise provided herein. The decision of the arbitrator shall be final and binding on all parties, and judgment on the arbitrator's award may be entered in any court of competent jurisdiction.

         4.4 If there is a dispute as to whether a claim is subject to arbitration, the arbitrator shall decide that issue. The claim must be filed with the AAA within the applicable statute of limitations period. The arbitrator shall issue a written determination sufficient to ensure consistent application of the Plan in the future.

         4.5 Any arbitration will be conducted in accordance with the following provisions, not withstanding the Rules of the AAA. The arbitration will take place in a neutral location within the metropolitan area in which the Participant was or is employed by an Employing Company. The arbitrator will be selected from the attorney members of the Commercial Panel of the AAA who reside in the metropolitan area where the arbitration will take place and have at least 5 years of ERISA experience. If an arbitrator meeting such qualifications is unavailable, the arbitrator will be selected from the attorney members of the National Panel of Employee Benefit Claims Arbitrators established by the AAA.

         4.6 In any such arbitration, each party shall be entitled to discovery of any other party as provided by the Federal Rules of Civil Procedure then in effect; provided, however, that discovery shall be limited to a period of 60 days. The arbitrator may make orders and issue subpoenas as necessary. The arbitrator shall apply ERISA, as construed in the federal Circuit in which the arbitration takes place, to the interpretation of the Plan and the Federal Arbitration Act to the interpretation of this arbitration provision. To the extent that state law is not preempted by ERISA, then the law of Alabama applies.

         4.7 Any party has the right to arrange for a stenographic record to be made of the proceedings, which stenographic record shall be the official record. Either party may make an offer of judgment at any time in accordance with the procedures of Rule 68 (or its successor) of the Federal Rules of Civil Procedure. The existence of such an offer is not admissible in any proceeding. If the monetary award of the arbitrator to a party is less than any monetary offer to that party plus 20 percent of such offer, then that party receiving such award shall pay the other party his reasonable attorneys' fees, experts' fees, accountants' fees and other costs incurred with respect to the arbitration following the date of the offer of judgment. Such amount is to be deducted from the award prior to payment. Arbitration is the exclusive remedy for any dispute between the parties other than equitable relief which either party may seek through the court system.


                                    ARTICLE V

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                                   ELIGIBILITY

         5.1 Any Employee who is a member of a select group of management or highly compensated Employees, is eligible to participate in the Compass Bancshares ESOP, and is selected for participation in the Plan by the Administrative Committee in its sole discretion, shall be eligible to participate in the Plan. An Employee who is selected to participate shall be designated on Exhibit B hereto. An Employee shall become a Participant by agreeing to be bound by the terms of this Plan, including the non-competition provisions of Article X.

         5.2 Notwithstanding the above, the Administrative Committee shall be authorized to modify the eligibility requirements and rescind the eligibility of any Participant if necessary to insure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under ERISA.


                                   ARTICLE VI
                        ELECTION FOR DEFERRAL OF PAYMENT

         6.1 A Participant may elect to defer payment of a portion of his Compensation in excess of the compensation limitation of Section 401(a)(17) for the Plan Year otherwise payable to him during each payroll period of the next succeeding Plan Year by any percentage (whole or fractional) of his Compensation, such amount to be credited to his Account under the Plan.

         6.2 An Account shall be established for each Participant by the Company as of the effective date of such Participant's initial Deferral Election.

         6.3 The Deferral Election shall be made in writing on a form prescribed by the Company and said Deferral Election shall state:

                (a) That the Participant wishes to make an election to defer the receipt of a portion of his Compensation, and

                (b) The percentage of such Compensation to be deferred.

         6.4 The initial Deferral Election of a new Participant shall be made by written notice signed by the Participant and delivered to the Company not later than thirty (30) days after the later of the Plan's effective date or when the Employee first becomes eligible to participate in the Plan. Any modification or revocation of the most recent Deferral Election shall be made by written notice signed by the Participant and delivered to the Company not later than the first (1st) day of the month prior to the next succeeding Plan Year (or such later date as the Administrative Committee may determine) and shall be effective on the first day of such succeeding Plan Year. A Deferral Election with respect to the deferral of future Compensation shall be an annual election for each Plan

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Year unless otherwise modified or revoked as provided herein. The termination of participation in the Plan shall not affect Compensation previously deferred by a Participant under the Plan. At the time of the initial election, the Participant shall elect the form of payment to be received upon his retirement or termination of employment, such form to be either (a) a lump sum, or (b) monthly, quarterly, or annual installments over a period not to exceed fifteen
(15) years.

         6.5 Notwithstanding the provisions of Section 6.4 of the Plan, the Administrative Committee, in its sole discretion upon written application by a Participant, may authorize the suspension of a Participant's Deferral Election in the event of an unforeseeable emergency upon receiving a written request to the Administrative Committee accompanied by evidence to demonstrate that the circumstances qualify as an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if suspension was not permitted. Any suspension authorized by the Administrative Committee shall become effective as of the first payroll period beginning thirty (30) days after receipt by the Company of the suspension application, or as soon as practicable after the receipt of such application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless modified under Section 6.4 of the Plan.


                                   ARTICLE VII
                             EMPLOYER CONTRIBUTIONS

         7.1 Subject to compliance with the provisions of Article IX, the Company shall contribute an amount specified under 7.1(a) less the amount under 7.1(b) as follows:

                (a) An amount equal to the employer matching contribution the Company would have made to the Compass Bancshares ESOP if the Compensation contributed by the Participant to this Plan for the Plan Year, or contributed by the Participant to the Compass Bancshares Deferred Compensation Plan during 1997, were eligible for employer matching contributions in an amount equal to the maximum percentage of Compensation eligible for employer matching purposes under the Compass Bancshares ESOP.

                (b) The amount equal to the Company's employer matching contribution to the Compass Bancshares ESOP for the Plan Year.

         7.2 The amount determined under Section 7.1(a) above shall be calculated without regard to any limitations under Section 415 of the Code,
Section 402(g) of the Code, Section 401(a)(17) of the Code, or other federal tax law provisions that would limit salary deferral contributions, employee compensation amounts, and/or employer matching and discretionary contributions under the Compass Bancshares ESOP.

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         7.3    The amount credited under Section 7.1 shall be considered to be fully vested for purposes of determining benefits under this Plan.


                                  ARTICLE VIII
                             INVESTMENT OF ACCOUNTS

         8.1 The Account of each Participant attributable to the Participant's Deferral Election shall be credited as of the last day of each calendar quarter with investment earnings based upon the assets in the Account or on such more frequent basis as determined by the Administrative Committee. A Participant may request how his Account attributable to his Deferral Election is to be invested. The investment request shall be made in writing on a form prescribed by the Company and shall be delivered to the Company at least ten
(10) days prior to the Enrollment Date of the next succeeding Plan Year, as appropriate, and shall be effective on such Enrollment Date or the first day of such succeeding Plan Year. The Investment Request made in accordance with this
Article VIII shall continue from Plan Year to Plan Year unless the Participant changes the Investment Request by submitting a written request to the Company on a form prescribed by the Company not later than the tenth (10th) day prior to the next succeeding Plan Year. Any such change shall become effective as of the first day of the Plan Year next following the Plan Year in which such request is submitted to the Company. The Administrative Committee shall be authorized to permit more frequent changes in investment options to be effective on such dates as it shall specify, including on a daily basis if a daily valuation system is available. The Administrative Committee shall consider the Investment Request, but is not obligated to follow such requests.

         8.2 Participants shall be permitted to request such investment options as the Administrative Committee may permit and can allocate their deferred Compensation among such options for the Plan Year. Dividends, interest and other distributions received with respect to any Investment Request shall be reinvested in the same investment option.

         8.3 The Account of each Participant attributable to Employer Contributions pursuant to Article VII shall be deemed to be invested in common stock of Compass Bancshares, Inc. and shall be credited with dividends, and such dividends shall be deemed to be reinvested in such common stock in the same manner and with the same frequency as employer matching contributions are so invested in the Compass Bancshares ESOP.

         8.4 At the end of each Plan Year (or on a more frequent basis as determined by the Administrative Committee), a report shall be issued to each Participant who has an Account and said report will set forth the value in such Account.


                                   ARTICLE IX
                            DISTRIBUTION OF ACCOUNTS

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         9.1    Subject to compliance with the provisions of Article X, when a
Participant retires or terminates his employment with an Employing Company, said Participant shall be entitled to receive the balance of his Account. Such distribution shall be made in cash in a lump sum or in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant's election form; provided, however, if the value of a Participant's Account at the time distribution is to commence is $10,000 or less, the Account shall be distributed in a lump sum. If a Participant fails to specify a form of payment, his Account shall be distributed in a lump sum. Payment shall be made or commence as soon as reasonably feasible following retirement or termination of employment. The amount distributed from a Company stock fund shall be equal to the market value of any shares of Common Stock reported in a Participant's Account, based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding a lump sum distribution. No portion of a Participant's Account shall be distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed. The transfer by a Participant between Employing Companies shall not be deemed to be a termination of employment with an Employing Company.

         9.2 Subject to compliance with the provisions of Article X, upon the death of Participant or former Participant prior to the payment of his Account, the balance of his Account shall be paid in lump sum to the designated beneficiary of the Participant or former Participant within sixty (60) days following the close of the calendar quarter in which the Administrative Committee is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter). In the event a beneficiary designation is not on file or the designated beneficiary is deceased or cannot be located, payment will be made to the estate of the Participant or former Participant. The market value of any shares of Common Stock credited to a Participant's Account shall be based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding the date of any lump sum or installment distribution. No portion of a Participant's Account shall be distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed. In the event of the death of a Participant subsequent to the commencement of installment payments but prior to the completion of the payments, the installments shall continue and shall be paid to the beneficiary as if the Participant had not died.

         9.3 The beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior beneficiary.

         9.4 Subject to compliance with the provisions of Article X, upon the total disability of a Participant or former Participant, as determined by the Social Security Administration or by Company's insurance carrier under its Long Term Disability Benefit Plan, his Account shall be paid in a lump sum to the Participant, or former Participant, or his legal representative within sixty
(60) days following the close of the calendar quarter in which the Administrative Committee receives notification of the determination of disability by the Social Security Administration (or as soon as reasonably practicable thereafter) or by Company's insurance carrier under its Long Term Disability Benefit Plan. The amount distributed from any Company stock fund shall be equal to the market value of any shares of Common Stock reported in a Participant's Account and based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding the date of distribution. No portion of the Participant's Account shall be distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed.

         9.5 A Participant may request a distribution due to an unforeseeable emergency by submitting a written request to the Administrative Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if early withdrawal was not permitted. The Administrative Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an unforeseeable emergency is approved, the distribution is limited to an amount sufficient to meet the emergency. The allowed distribution shall be payable in a method determined by the Administrative Committee as soon as possible after approval of such distribution.

         9.6 Upon the Sale of the Company, and subject to Compliance with the provisions of Article X, a Participant shall be entitled to receive the balance of his Account in a lump sum within sixty (60) days following the close of the calendar quarter in which such event occurs if the Participant shall have previously elected on his election form to be paid in a lump sum in the event of the Sale of the Company. For purposes of this Section 9.6, a "Sale of the Company" shall mean, for this purpose, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), or
(ii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, unless, following such acquisition of beneficial ownership or transaction, (a) more than 60% of the then outstanding shares of common stock of the Person resulting from such reorganization, merger or consolidation, or (b) more than 60% of the then outstanding shares of common stock of the Person acquiring such beneficial ownership or assets, and the combined voting power of the then Outstanding Voting Securities of such Person entitled to vote generally in the election of directors of such Person, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition or transaction, in substantially the same proportions as their ownership of Outstanding Common Stock and Outstanding Voting Securities prior to such event.


                                    ARTICLE X
                   COVENANT NOT TO COMPETE, NON-SOLICITATION,
                          NON-DISCLOSURE AND FORFEITURE

         10.1 As a condition of participation in the Plan, Employee agrees with the Company and his Employing Company as follows:

                (a) While Employee is employed by any Employing Company, Employee will devote his or her entire time, energy and skills to the service of the Employing Company. Such employment shall be at the will and at the pleasure of the board of directors of each Employing Company.

                (b) Employee will not, during the term of his or her employment with an Employing Company, and after termination for any reason of his or her employment with an Employing Company, directly or indirectly, either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise (hereinafter "Firm"), or in any other capacity:

                    (i) Carry on or engage in a business like or similar to any business engaged in by the Employing Company in any territory in which the Employing Company has been or is conducting business;

                    (ii) Solicit or do business with any customer of the Employing Company; or

                    (iii) Solicit, directly or indirectly, any employee of any Employing Company to leave their employment with the Employing Company for any reason. For purposes of this Agreement, the Employing Company and Employee agree that Employee shall be deemed to have solicited an employee in violation of this Agreement if such employee is hired by Employee or his or her Firm within six
(6) months of Employee's last employment date with any Employing Company.

                (c) During the term of his or her employment with an Employing Company and thereafter, Employee shall not divulge, or furnish or make accessible to any third party, company, corporation or other organization (including, but not limited to, customers, competitors or governmental agencies), without the Company's prior written consent, any trade secrets, customer lists, information regarding customers, or other confidential information concerning any Employing Company or its business, including without limitation confidential methods of operation and organization, trade secrets, confidential matters related to pricing, markups, commissions and customer lists.

         10.2 In the event of a breach by Employee of all or any part of the provisions of subdivisions (b) or (c) of Section 10.1, the Employee shall immediately forfeit all rights to any benefits under this Plan attributable to Employer Contributions and the Company shall be entitled to receive from the
Employee an amount equal to all benefits previously paid to Employee attributable to Employer Contributions.

         10.3 In the event of a breach or threatened breach by Employee of all or any part of the provisions of subdivisions (b) of Section 10.1 within the two-year period following his termination of employment or (c) of this Section
10.1 at any time, the Company shall in addition to any remedies that may be applicable under Section 10.2, be entitled to a preliminary and permanent injunction restraining Employee from such breach without limiting any other rights or remedies available to the Company for such breach or threatened breach. The two-year period during which the Company shall be entitled to an injunction for a breach or threatened breach of subdivision (b) of Section 10.1 shall be extended by any period of time during which Employee is in default of the covenants contained in this Article X.

         10.4 Employee specifically recognizes and affirms that each of the covenants contained in subdivisions (b) and (c) of this Section 10.1 is a material and important term of this Plan which has induced the Company to permit Employee to participate in this Plan, and Employee further agrees that should all or any part or application of subdivisions (b) or (c) of Section 10.1 of this Plan be held or found invalid or unenforceable for any reasons whatsoever by a court of competent jurisdiction in an action between Employee and the Company, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Company shall be entitled to rescind (but not obligated to do so) all benefits attributable to Employer Contributions under
Article VII granted to Employee under this Plan. If Employee has been paid benefits under this Plan, the Company shall be entitled to receive from Employee an amount equal to all benefits paid to Employee attributable to Employer Contributions.

         10.5   Notwithstanding any provision to the contrary herein contained,
Section 10.1(b) shall not apply:

                (a) Upon the involuntary termination of the Employee's employment by an Employing Company other than for Cause within one (1) year following a Sale of the Company; or

                (b) Upon the voluntary termination of employment by the Employee for any reason within the thirty (30) day period immediately after the one (1) year period following a Sale of the Company.

For purposes of this Agreement, "Cause" shall mean (i) a willful and material violation of applicable banking laws and regulations, (ii) dishonesty, (iii) theft, (iv) fraud, (v) embezzlement, (vi) commission of a felony or a crime involving moral turpitude, (vii) substantial dependence or addiction to alcohol or any drug, (viii) conduct disloyal to an Employing Company or its affiliates, or (ix) willful dereliction of duties or disregard of lawful instructions or directions of the officers of directors of an Employing company or its affiliates relating to a material matter.

For purposes of this Article, "Sale of the Company" shall have the meaning set forth in Section 9.6.


                                   ARTICLE XI
             NATURE OF EMPLOYER OBLIGATION AND PARTICIPANT INTEREST

         11.1 A Participant, his beneficiary, and any other person or persons having or claiming a right to payments under this Plan shall rely solely on the unsecured promise of the Company set forth herein, and nothing in this Plan shall be construed to give a Participant, beneficiary, or any other person or persons any right, title, interest, or claim in or to any specific assets, fund, reserve, account, or property of any kind whatsoever owned by the Company or in which it may have any right, title, or interest now or in the future; but a Participant shall have the right to enforce his or her claim against the Company in the same manner as any unsecured creditor.

         11.2 All amounts paid under this Plan shall be paid in cash from the general assets of the Company. Benefits shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and an employee or any other person. Neither the employee or a beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

         11.3 Any Benefits payable under this Plan shall be independent of, and in addition to, any other benefits or compensation of any sort, payable to or on behalf of the Participant under or pursuant to any other arrangement sponsored by the Company or any other agreement between the Company and the Participant.


                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 Neither the Participant, his beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         12.2 The assets from which Participant's benefits shall be paid shall at all times be subject to the claims of the creditors of the Company and a Participant shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under the Plan.

         12.3 The Plan may be amended, modified, or terminated by the Board of Directors of the Company in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination. The Plan may also be amended or modified by the Administrative Committee if such amendment or modification does not involve a substantial increase in cost to the Company.

         12.4 It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by an Employing Company.

         12.5 The Company shall deduct from each payment under the Plan the amount of any tax (whether federal, state or local income taxes, Social Security taxes or Medicare taxes) required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution.

         12.6 Any Compensation deferred by a Participant while employed by an Employing Company shall not be considered Compensation earned currently for purposes of the Compass Bancshares ESOP and the Compass Bancshares, Inc. Retirement Plan. Distributions from a Participant's Account shall not be considered wages, salaries or compensation under any other employee benefit plan.

         12.7 No provision of this Plan shall be construed to affect in any manner the existing rights of an Employing Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and an Employing Company.

         12.8 This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Alabama.

         12.9 This Plan shall be binding upon the Company, its assigns, and any successor which shall succeed to substantially all of its assets and business through merger, consolidation or acquisition.

         IN WITNESS WHEREOF, the Plan has been executed as of this the 1st day of May, 1997.

Attest:                                   COMPASS BANCSHARES, INC.



By:                                       By:
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                                          Its:
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